Exhibit 21.1
Clarivate Plc
List of Subsidiaries

Listed below are all the subsidiaries owned (directly or indirectly) or controlled by Clarivate Plc, except certain inactive subsidiaries and certain other Clarivate subsidiaries which are not included in the listing because considered in the aggregate they do not constitute a significant subsidiary as of the date this list was compiled.

Entity Name	State or Country of Incorporation or Organization
Annui GmbH	Germany
BlackB Srl	Belgium
Camelot Deutschland GmbH	Germany
Camelot Finance S.A.	Luxembourg
Camelot Holdco 3 (Jersey) Limited	Jersey
Camelot Holdings (Jersey) Limited	Jersey
Camelot Professional K.K.	Japan
Camelot Spain, S.L.U.	Spain
Camelot UK Bidco Limited	England and Wales
Camelot UK Holdco Limited	England and Wales
Camelot UK Holdco 2 Limited	England and Wales
Camelot UK Top Holdco Limited	England and Wales
Camelot U.S. Acquisition 2 Co.	Delaware
Camelot US Acquisitions 3 Co.	Delaware
Camelot U.S. Acquisition 4 Co.	Delaware
Camelot U.S. Acquisition LLC	Delaware
Cee-Bo Global IP Management Services (Shenzhen) Limited	China
Cee-Bo Landon Information Consulting (Shanghai) Limited	China
Centre for Innovation in Regulatory Science Limited	England and Wales
Centre for Medicines Research International Limited	England and Wales
Clarivate (Chengdu) Technology Co., Ltd.	China
Clarivate (Guangzhou) Technology Co., Ltd.	China
Clarivate (Jinan) Technology Co., Ltd.	China
Clarivate (Malaysia) Sdn. Bhd.	Malaysia
Clarivate (Suzhou) Technology Co., Ltd.	China
Clarivate (Wuhan) Technology Co., Ltd.	China
Clarivate (Xian) Technology Co., Ltd.	China
Clarivate Analytics (Australia) Holdings Pty Limited	Australia
Clarivate Analytics (Australia) Pty Limited	Australia
Clarivate Analytics (Beijing) Technology Company Ltd.	China
Clarivate Analytics (Belgium) N.V.	Belgium
Clarivate Analytics (Canada) Corp.	Canada
Clarivate Analytics (Compumark) Inc.	Delaware
Clarivate Analytics (Compumark) Limited	England and Wales
Clarivate Analytics (Compumark) SAS	France
Clarivate Analytics (Deutschland) GmbH	Germany
Clarivate Analytics (España), S.A.U.	Spain
Clarivate Analytics (France) Holdings SAS	France
Clarivate Analytics (France) SAS	France
Clarivate Analytics (India) Private Limited	India
Clarivate Analytics (International) Limited	England and Wales
Clarivate Analytics (Italia) S.r.l.	Italy
Clarivate Analytics (Japan) Co. Ltd.	Japan
Clarivate Analytics (New Zealand) Holdings Limited	New Zealand
Clarivate Analytics (Singapore) Pte. Ltd.	Singapore
Clarivate Analytics (Taiwan) Co., Ltd.	Taiwan
Clarivate Analytics (UK) Limited	England and Wales
Clarivate Analytics (US) Holdings Inc.	Delaware
Clarivate Analytics (US) LLC	Delaware
Clarivate Analytics Information Services (Beijing) Co. Ltd.	China
Clarivate Analytics Korea Ltd.	South Korea
Clarivate Analytics Mexico, S.A. de C.V.	Mexico
Clarivate EL Corporation	Delaware
Clarivate IP (US) Holdings Corporation	Delaware
Clarivate IP Services Limited	Scotland
Clarivate Science Holdings Corporation	Delaware
Clarivate Servicos Analiticos Brasil Ltda.	Brazil
Clarivate U.S. Science Holdings Corporation	Delaware
Computer Patent Annuities International Limited	England and Wales
CPA Global (Asia) Limited	Hong Kong
CPA Global (Australia) Pty Ltd	Australia
CPA Global (FIP) LLC	Delaware
CPA Global (FTF) Inc.	Delaware
CPA Global (IPAN) LLC	Delaware
CPA Global (Ipendo) AB	Sweden
CPA Global (Ipendo) Inc.	Delaware
CPA Global (Ipendo Systems) AB	Sweden
CPA Global (Korea) LLC	South Korea
CPA Global (Landon IP) Inc.	Virginia
CPA Global (Landon IP) Limited	England and Wales
CPA Global (Patrafee) AB	Sweden
CPA Global (Patrafee) Limited	England and Wales
CPA Global Deutschland GmbH	Germany
CPA Global d.o.o. Beograd-Stari Grad	Serbia
CPA Global Group Holdings Limited	Jersey
CPA Global Holdings (France) SNC	France
CPA Global IP Management Consulting (Taiwan) Co., Ltd	Taiwan
CPA Global Limited	Jersey
CPA Global Management Services Limited	England and Wales
CPA Global North America LLC	Delaware
CPA Global Patent Research LLC	Virginia
CPA Global Renewals (UK) Limited	England and Wales
CPA Global Services Private Limited	India
CPA Global Services US Inc	Delaware
CPA Global Software Solutions Australia Pty Limited	Australia
CPA Global Software Solutions SAS	France
CPA Global Software Solutions (UK) Limited	England and Wales
CPA Global Support Services India Private Limited	India
CPA Global Support Services LLC	Delaware
CPA Global Sweden Holdings AB	Sweden
C.P.A. Limited	Jersey
CPAUSH Limited	England and Wales
CPA US Holdings, Inc	Delaware
Crossbow IP Services LLC	Delaware
DARTS-IP SRL	Belgium
Decision Resources, Inc.	Delaware
Discovery Logic, Inc.	Delaware
DR/Decision Resources, LLC	Delaware
DRG Analytics & Insights Private Limited	India
DRG Holdco Inc.	Delaware
Ex Libris (Australia) Pty. Ltd.	Australia
Ex Libris (Deutschland) GmbH	Germany
Ex Libris (France) Sarl	France
Ex Libris (Scandinavia) A/S	Denmark
Ex Libris (UK) Limited	England and Wales
Ex Libris (USA) Inc	New York
Ex Libris Asia Pacific Pte. Ltd.	Singapore
Ex Libris Global Holdings, Inc.	Delaware
Ex Libris Group Holdings Corp.	Delaware
Ex Libris Group LLC	Delaware
Ex Libris Israeli Holdco Ltd.	Israel
Ex Libris Italy S.r.l.	Italy
Ex Libris Ltd.	Israel
Ex Libris Software Science & Technology Development (Beijing) Co. Ltd.	China
Hanlim IPS Co. Ltd.	South Korea
III Acquisition Corp.	Delaware
Information Ventures LLC	Delaware
Innography, Inc	Delaware
Innovative Interfaces Canada Inc.	Canada
Innovative Interfaces Incorporated	California
Innovative Interfaces International Limited	England and Wales
Innovative Interfaces Ireland Limited	Ireland
Innovative Interfaces Limited	England and Wales
IPAN BPM GmbH	Germany
IPAN GmbH	Germany
IPAN Service GmbH	Germany
IP Folio Corporation	Delaware
IPSS Europe Limited	England and Wales
Landon IP (HK) Limited	Hong Kong
Longbow Legal Limited	Hong Kong
Longbow Legal Services Inc	Delaware
Longbow Legal Services Private Limited	India
Markpro Co.	South Korea
Markpro Global Company (Japanese: Markpro Japan K.K.)	Japan
Markpro US LLC	Delaware
Master Data Center Inc	Michigan
MicroPatent LLC	Delaware
Millennium Research Group Inc	Canada
Pi2 Solutions Limited	England and Wales
ProQuest Chile S.p.A.	Chile
ProQuest Colombia S.A.S.	Colombia
ProQuest European Holdings Limited	England and Wales
ProQuest Information and Learning Limited	England and Wales
ProQuest Information and Learning LLC	Delaware
ProQuest LATAM, Sociedad de R.L. de C.V.	Mexico
ProQuest Latin America Servicos E Produtos Para Acesso A Informacao Ltda.	Brazil
ProQuest LLC	Delaware
ProQuest LP	Maryland
ProQuest Netherlands B.V.	Netherlands
ProQuest Pension Trustee Limited	England and Wales
ProQuest UK Holdings Limited	England and Wales
Publons Limited	New Zealand
Research Research (Africa) Pty Limited	South Africa
Research Research Limited	England and Wales
Rowan TELS Corp.	Delaware
See-Out Pty Limited	Australia
Selige Investments S.a.r.l.	Luxembourg
Sigmatic Limited	England and Wales
Trademark Vision USA, LLC	Delaware
Unycom GmbH	Austria
Unycom Management Services GmbH	Austria
VTLS, Inc.	Virginia
WIRO Limited	England and Wales
Zarabatana Solucoes Em Informatica Ltda.	Brazil